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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2011, with respect to the consolidated financial statements of Affinity Group, Inc included in Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of Good Sam Enterprises, LLC for the registration of $333,000,000 of 11.50% Senior Secured Notes due 2016.

/s/ Ernst & Young LLP

Los Angeles, CA
July 15, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM